UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 and 15 (d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2003

GENERAL CABLE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12983	06-1398235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive Highland Heights, Kentucky 41076
(Address of principal executive offices, including zip code)

(859) 572-8000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.      Other Events.

     This Current Report on Form 8-K files certain exhibits to General Cable Corporation’s (the “Company”) shelf registration statement on Form S-3 (the “Shelf Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) under Rule 415(a) on September 19, 2003, and became effective on October 27, 2003.

     On November 18, 2003, the Company entered into a purchase agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the underwriters named therein (the “Purchase Agreement”), in connection with the public offering of 5,050,000 shares of Company common stock at a public offering price of $8.20 per share. The common stock will be issued pursuant to a prospectus supplement filed with the SEC pursuant to Rule 424(b) in connection with a shelf takedown from the Company’s Shelf Registration Statement. The Company granted to the underwriters a 30-day option to purchase up to an additional 757,500 shares of common stock to cover over-allotments, if any.

     The Purchase Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K. The opinion of the Company’s counsel as to the legality of the common stock is being filed as Exhibit 5.1. Exhibits 1.1, 5.1 and 23.1 filed herewith are incorporated by reference into the Shelf Registration Statement.

ITEM 7.      Financial Statements and Exhibits

     (a)      The exhibits accompanying this report are listed in the Exhibit Index.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: November 19, 2003	By: /s/ Robert J. Siverd
Robert J. Siverd Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Title	Method of Filing

1.1	Purchase Agreement among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the underwriters named therein, relating to the proposed offer and sale of up to 5,807,500 shares of common stock	Filed herewith

5.1	Opinion of Blank Rome LLP as to the legality of the common stock	Filed herewith

23.1	Consent of Blank Rome LLP	Included in Exhibit 5.1